Form C

Cover Page

Name of issuer:

One Pet World, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 2/22/2017

Physical address of issuer:

455 NE 5th Ave #D264
Delray Beach FL 33483

Website of issuer:

http://www.petairways.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

10/29/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,611.00	$0.00
Cash & Cash Equivalents:	$1,611.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$500.00	$0.00
Long-term Debt:	$8,450.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($8,646.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

One Pet World, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Alysa Binder	Executive Recruiter	Interlink Recruiting and Consulting, Inc.	2017
Dan Wiesel	CEO	One Pet World, Inc	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alysa Binder	Secretary	2017
Alysa Binder	Treasurer	2017
Alysa Binder	Chief Marketing Officer/Founder	2017
Dan Wiesel	President	2017
Dan Wiesel	CEO	2017
David Crane	VP of Technology & Special Projects	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Alysa Binder Wiesel	450000.0 Preferred, Class A	45.0
Dan Wiesel	450000.0 Preferred, Class A	45.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Limited Operating History; Limited Capital; Start-up Company

Although One Pet World, Inc has limited operating history, the business model and imputed experience of the Founders is based upon the previous entity know for the purpose of this offering as the "Old Pet Airways". The Old Pet Airways operated for approximately 2 years, flew over 9,000 pets successfully and reach a positive Gross Margin in its last quarter of operations. One Pet World has not established any revenues or operations that shall provide financial stability in the long term. And, there can be no assurance that the Company can realize its plans on the projected timetable in order to reach sustainable or profitable operations. Any material deviation from the Company's timetable could require that the Company seek additional capital. There can be no assurance that such capital shall be available at reasonable cost, or that it would not materially dilute the investment of investors in this Offering if it is obtained.

Some of these risks and uncertainties relate to the Company's ability to do the following:

- generate and grow revenue and meet anticipated growth targets;
- successfully introduce new products and technologies;
- respond to government regulations;
- respond effectively to competition, and;
- attract and retain qualified management and employees.

If the Company is unable to address these risks, its business, results of operations and prospects could be materially adversely affected.

Investment in a start-up company such as the Company is inherently subject to many risks, and investors should be prepared to withstand a complete loss of their investments. The Company has no operating history upon which investors may base an evaluation of its performance therefore it is still subject to all the risks incident to the creation and development of a new business. The Company plans to conduct closings of sales of Shares as subscriptions are received. If less than anticipated is received from the sale of the Common Stock, the Company may have insufficient cash to implement its plans as described below, and investors who purchase Preferred Series A Stock shall be at heightened risk of loss from their investments.

Development Stage Company

The Company's Business Plan contemplates rapid growth and expansion. Successful implementation of the Business Plan will be dependent on a number of factors, some of which are beyond the control of the Company, and is subject to a number of contingencies which could have a material adverse effect on the development and growth of the Company and its business. If the Company's short and medium term business objectives are achieved, the Company will experience rapid growth, but its operations are subject to all of the risks inherent in a rapidly growing company. The likelihood of the success of the Company's operations must be considered in light of the financial obligations, problems, expenses, difficulties, complications and delays frequently encountered in connection with the operation of a development stage entity in a competitive industry.

Need for Additional Financing

There can be no assurances that the Company will be able to obtain additional funding when needed, or that such funding, if available, will be available on terms acceptable to the Company. In the event that the Company's operations do not generate sufficient cash flow, or the Company cannot acquire additional funds if and when needed, the Company may be forced to curtail or cease its activities which would likely result in the loss to investors of all or a substantial portion of their investments.

If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company's operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company. A judgment creditor would have the right to foreclose on any of the Company's assets resulting in a material adverse effect on the Company's business, operating results or financial condition. The Company intends to lease its planes which is a form of indebtedness.

Risks Associated with the Airline Industry

The airline industry tends to experience adverse financial results during general economic downturns, leading to significant trickle down effects for our sub-segment of the airline industry. Since a substantial portion of airline travel, and in particular airline travel for pets, is discretionary, the industry tends to experience a downturn in revenues during general economic downturns. Events beyond the control of the industry and the economy, such as the terrorist attacks of September 11, 2001 can impact the travel patterns for quite some time, and thus affect the industry.

The 2001 terrorist attacks, seriously harmed the airline industry, and the risk of additional attacks or wars in the Middle East and elsewhere, may harm the industry in the future. The aftermath of attacks or the duration of wars throughout the world, have negative impacts on the airline industry. Substantial loss of bookings, increased security, insurance costs, fuel costs and airport delays, all affect the revenues. We cannot predict the scope or effects of such incidents in the future as they relate to our business or success.

Increased fuel costs. Fuel cost will be a significant portion of our operating expense. Significant increases in fuel costs would harm our profitability. Historically, fuel costs have fluctuated widely based on geopolitical issues and supply and demand. We cannot assure you that such significant fuel increases can adequately offset the higher fares, if indeed we can charge higher fares

Adverse Weather. Like all airline traffic, we will be at the mercy of the weather conditions. One of the principles of our operations will be to fly in weather that we feel does not pose any undue risks. In the event that the weather is not up to our minimum standards, we will be forced to cancel or delay flights, thus incurring certain additional costs e.g. boarding costs, and delays in connecting with pet owners.

Our reputation and financial results could be affected in the event of an accident or incident involving one of our aircraft. An accident or incident involving one of our aircraft could affect us by burdening us with additional costs not covered by insurance, such as good will, litigation etc., but even more importantly, if an incident causes the public to perceive our operation as unsafe or unreliable, our business would be substantially harmed.

Federal and State Regulation

The Company's industry is subject to a complex body of state and federal laws and regulations which govern environmental as well as other aspects of industry operations. The impact of current and future statutory and regulatory changes cannot be predicted with certainty.

As an early stage business, our success is dependent upon numerous factors, many of which are beyond the control of management. Our success will depend in part on our ability to deal with the problems, expenses, and delays frequently associated with establishing a new business venture. Even if all shares offered through this memorandum are sold, and we raise the maximum offering amount, we cannot assure you that we will be successful in executing our plan or achieving profitability. Due to our early stage of development, regardless of the amount of funds raised, there is a substantial risk that all investors may lose all of their investment. Even if all shares offered through this memorandum are sold, we expect that we may need to seek additional financing in the future.

There is no guarantee that we will be able to raise the entire amount of the offering. Our plan calls for substantial capital being earmarked for Brand Awareness and Marketing. If we do not raise the entire amount, we will have to adjust the dollars that are available to the marketing effort. This may adversely affect our ability to ramp up and build loyalty and short-term revenues.

Disruptions in market demand for the markets we will serve by the Company could adversely impact the profitability of our business. A sudden or prolonged disruption of our sources of supply, or a slump in the market for our products and services generally or for our products and services in particular could have a severe adverse impact on our level of profitability.

Limitations of Management

We expect our business will develop rapidly. A rapid growth will require significant investment in management personnel, financial and management systems and controls, and facilities, which, if our revenues do not develop as projected, would cause us to require additional capital to support our business. Moreover, no assurance can be given that the time and effort required to train and integrate new management personnel will not adversely affect the our ability to manage our growth.

Attaining and Growing Sales

Achieving our revenue projections will depend in large part upon us being able to build and retain ridership. If we rae unable to do so in accordance with our projections, our projected revenue will be materially adversely affected. There are numerous factors that can and likely will contribute to our ability to sell its services, including without limitation:
If we are unable to successfully manage the deployment of our service into the marketplace to meet these requirements, our business, financial condition and anticipated results of operations could be materially adversely affected.

Risks Associated with Expansion

We plan to expand our business through the introduction of a sophisticated marketing campaign. Any expansion of operations we may undertake will entail risks. Such actions may involve specific operational activities, which may negatively impact our profitability of the Company. Consequently, shareholders must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations
may divert Management's attention and resources away from its existing operations, all of which factors may have a material adverse effect on our present and prospective business activities.

Risks of a SAFE agreement

We may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, we may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Part-time Officers

The Company's Officers, Our VP of Technology & Special Projects, David Crane, is a part-time officer. As he is not spending 100% of his time on our business, his other work obligations may result in slower product development and company growth.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: $80,000 -- Create a reservation system

$80,000 -- Working Capital

$40,000 -- complete the FAA Certification

$20,000 -- Legal and Accounting expenses

$17,500 -- Misc travel and other expenses

$12,500 -- Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: $80,000 -- Create a reservation system

$80,000 -- Working Capital

$40,000 -- complete the FAA Certification

$20,000 -- Legal and Accounting expenses

$250,000 -- Buildout all the pet lounges

$300,000 -- Leasing aircraft

$240,000 -- Hire additional staff

$6,500 -- Misc travel and other expenses

$53,500 -- Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $5,000,000 and a discount rate of 77%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	100,000,000	0	Yes
Class A Preferred stock	1,000,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A Preferred stock has been issued at 0.001 par value. Common stock has $0.001 par value, and has not been issued yet.

The Series A preferred stockholders are entitled to 100 votes for each share held of the Series A preferred shares. Each Series A preferred share is convertible at the option of the holder at any time into 100 shares of common stock of the Company. The number of shares of common stock that the Series A preferred stockholders are entitled to, upon conversion, will be adjusted for (i) subdivision or combinations of common stock, (ii) dividends in stock, spin-offs or split-ups, and (iii) reorganizations, consolidations or mergers

Each share of outstanding common stock is entitled to one vote and is entitled to dividends when and if declared by the Board of Directors.

Recipients of the SAFE in this fundraise will not receive voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**.
As discussed in Question 13, when
we engage in an offering of equity interests involving
Preferred Stock,
Investors may receive a number of shares of
Preferred Stock calculated as
either (i) the total value of the
Investor's investment, divided by the price of the
Preferred Stock being
issued to new Investors, or (ii) if the valuation for the company is more than
the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap
divided by (b) the total amount of the Company's capitalization at
that time.

Because there will
likely be no public market for our securities prior to an initial public
offering or similar liquidity event, the price of the
Preferred Stock that
Investors will receive, and/or the total value of the Company's capitalization,
will be determined by our
board of directors.
Among the factors we may consider in determining the price of
Preferred Stock are prevailing market conditions, our financial information, market
valuations of other companies that we believe to be comparable to us, estimates
of our business potential, the present state of our development and other
factors deemed relevant.

In the future, we
will perform valuations of our
stock (including both common stock and Preferred Stock)
that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products and or services
- the risk inherent in the development and expansion of our products and or services
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market. Because we are not investment bankers, our analysis may be flawed and the factors we determine to analyze may not include factors typically deemed important by professional investment bankers.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Dan Wiesel
Issue date	02/22/17
Amount	$8,450.00
Outstanding principal plus interest	$8,450.00 as of 05/01/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a loan from the founder to the Company. There are no set terms and no maturity date. The founder hopes to be repaid as the company becomes profitable.

Loan

Lender	Dan Wiesel
Issue date	03/01/18
Amount	$105,000.00
Outstanding principal plus interest	$105,000.00 as of 05/01/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a loan from the founder to the Company. There are no set terms and no maturity date. The founder hopes to be repaid as the company becomes profitable.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2017	Section 4(a)(2)	Preferred stock	$1,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Dan Wiesel
Amount Invested	$105,000.00
Transaction type	Loan
Issue date	03/01/18
Outstanding principal plus interest	$105,000.00 as of 04/27/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founder and CEO

This is a loan from the founder to the company. There are no set terms and no maturity date. The founder hopes to be repaid as the company becomes profitable.

Name	Dan Wiesel
Amount Invested	$8,450.00
Transaction type	Loan
Issue date	02/22/17
Outstanding principal plus interest	$8,540.00 as of 04/27/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founder and CEO

This is a loan from the founder to the company. There are no set terms and no maturity date. The founder hopes to be repaid as the company becomes profitable.

Name	Dan Wiesel
Amount Invested	$450.00
Transaction type	Priced round
Issue date	02/22/17
Relationship	Founder and CEO

Series A Preferred Stock

Name	Alysa Binder
Amount Invested	$450.00
Transaction type	Priced round
Issue date	02/22/18
Relationship	Executive Recruiter of company

Series A Preferred Stock

Name	David Crane
Amount Invested	$100.00
Transaction type	Priced round
Issue date	02/22/17
Relationship	Part-time employee of the company - VP of Technology & Special Projects

Series A Preferred Stock

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview HUMAN AIRLINES ARE TERRIBLE FOR PETS. PET AIRWAYS IS THE SAFE ALTERNATIVE. Our "pawsengers" fly in the main cabin of our aircraft, continuously monitored by our On-Board Pet Attendant. We make sure our pawsengers are safe, comfortable and have lots of fresh air and that the temperature is just right. We are a pet-only airline run by pet people where it's all about providing a quality travel experience for pets. We intend to fly to the largest 20 cities in the U.S. when our operations are fully built out. This means that we will be within a 2 hour drive to 90% of all pets in the U.S. Millions of pets fly each year. We believe that even more pets would fly if Pet Parents had a safe non-cargo alternative. Our target is to capture a market share of 100,000 to 500,000 pets (out of more than 2 - 5 million pets that fly annually). Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones The CEO of One Pet World, Inc. owned a company previously that was started in 2005, for the purposes of this offering known as "The Old Pet Airways".

That company operated flights from 2009 to 2011, flew over 9,000 pets and was in the process of raising additional capital to reach profitability during the recession. The company wasn't able to secure the necessary funds during that time and had to cease operations in 2011.

One Pet World, Inc. was incorporated in the State of Nevada in February 2017.

One Pet World, Inc. owns the subsidiary, The New Pet Airways, Inc wholly. One Pet World, Inc exists so that in the future, additional or other entities in the pet world can be created under its umbrella, the first being The New Pet Airways, Inc. All funds in this offering will be used to fund the operations of The New Pet Airways, Inc.

The Old Pet Airways:

-Received over 10,000 requests per month in previous operations to cities not serviced.

-Demonstrated that the demand exists, that the business model works and that pricing is such that the service can be profitable through our predecessor's prior operations

-Reached a Gross Positive Margin in its last year of operations

-A Recent posting of a "coming back" post on Facebook viewed by over 145,000 people. 58,000 person "coming back" email campaign generated a 25% open rate.

-According to PR Newswire, our initial launch announcement was the most successful press release regarding the launch of a company ever experienced by them.

Historical Results of Operations Our company was organized in February 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.

- *Assets.* As of December 31, 2017, the Company had total assets of $1,116, including $1,116 in cash.

- *Net Loss.*. The Company has had net loss of $8,646 for the fiscal year ended December 31, 2017.

- *Liabilities.* The Company's liabilties totaled $8,950 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

After the conclusion of this Offering, assuming we hit our minimum funding target, our projected runway is 6 months before we will aim to raise further capital. If this offering is not successful the founders will continue to fund pieces of the operation through "sweat equity", and the company will seek investments from VC firms and other investors.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future although circumstances may arise that may require us to amend the use of proceeds.We will require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company.

Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our business strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

One Pet World, Inc. cash in hand is $1,000, as of March 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Other than some startup expenses we had in 2017, we have not incurred any expenses as the company is not yet operational. Our intent is to be profitable in 12 months.

We do not expect any revenues or expenses related to operations to occur during the next 2 - 3 months, as we are still waiting to receive our FAA certification. The founders will continue to work on the company without charging a salary for the medium term while the company remains un-operational. We do not expect to launch our service for at least 6 months. It is difficult to predict expenses once we become operational because it is unclear how quickly we will grow, and how future capital investments will aid that growth.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.petairways.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Alysa Binder
Dan Wiesel
David Crane

Appendix E: Supporting Documents



INVEST IN THE NEW PET AIRWAYS, INC.

A Pet-Only Airline where Pets Fly in the Main Cabin, NOT in Cargo.

$0
raised of $250K goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in The New Pet Airways, Inc. . If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $5M Valuation Cap & 23% Discount
Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a $5M valuation cap & 23% discount.

INVESTOR PERKS

$500+	$50 off a flight on Pet Airways for your four legged best friend.
$1,000+	$100 off a flight on Pet Airways and an "I flew Pet Airways" T-shirt for your four legged best friend.
$2,500+	$300 off a flight on Pet Airways, an "I flew Pet Airways" T-shirt for your four legged friend, and a "My pet was a pawsenger on Pet Airways" T-shirt for you.
$5,000+	One FREE one-way ticket anywhere in the U.S., a T-shirt for your four-legged friend, a T-shirt for you, and a post of your pet's flight on our website and newsletter.
$25,000+	You or your company's name as a Pet Airways sponsor on our website.
$100,000+	Pet Airways Airport Lounge Facility naming rights, with associated outdoor signage.*
$500,000+	Pet Airways aircraft naming rights. Your name or company name on the aircraft for all to see.*

> *HUMAN AIRLINES ARE TERRIBLE FOR PETS. PET AIRWAYS IS THE SAFE ALTERNATIVE.*

Our "pawsengers" fly in the main cabin of our aircraft, continuously monitored by our On-Board Pet Attendant. We make sure our pawsengers are safe, comfortable and have lots of fresh air and that the temperature is just right. We are a pet-only airline run by pet people where it's all about providing a quality travel experience for pets.



Dan Wiesel
CEO/FOUNDER, THE NEW PET AIRWAYS, INC.

OUR AMBITION

We intend to fly to the largest 20 cities in the U.S. This means that we will be within a 2 hour drive to 90% of all pets in the U.S.

Millions of pets fly each year. Several more millions would fly if Pet Parents had a safe non-cargo alternative.

We hope to capture a market share of 100,000 to 500,000 pets.

KEY FACTS

- The founder of The New Pet Airways previously ran a similar business "Old Pet Airways", which generated $2.75M in its last year of operations, flew over 9,000 pets to 9 cities in the U.S.
- Old Pet Airways was getting over 10,000 requests per month to cities not serviced.
- We demonstrated that the demand exists, that the business model works and that pricing is such that the service can be profitable.
- Recent posting of a "coming back" post on Facebook viewed by over 145,000 people. 58,000 person "coming back" email campaign generated a 25% open rate.
- Old Pet Airways' initial launch was reported on by over 5,000 TV, Internet, Newspapers and Radio shows throughout the world.
- According to PR Newswire, the old Pet Airway initial launch announcement was the most successful press release regarding the launch of a company ever experienced by them.
- Jay Leno played the the Old Pet Airways commercial in his monologue as a basis for a joke about pets. Value of commercial topped $5M according to knowledgeable sources.
- The Learning Curve has been paid for by the old Pet Airways, which ceased operations after not being able to raise the final amount of funding we need in 2009. All the knowledge is ready to be infused into The New Pet Airways, providing a quick-start towards profitability, and reduction of risk associated with a start-up.

petairways.com

ANIMALS ANIMALS B2C MAIN STREET RETAIL TRAVEL LOGISTICS FAMILY INFRASTRUCTURE RECREATION ADVENTURE ANIMALS LEISURE LIFESTYLE RECREATION TRAVEL & TOURISM

Why I Like The New Pet Airways, Inc.

Throughout college, I was living with my dog Toby in an apartment. As I have now switched coasts to start a new job, I was left no choice but to leave my dog with my parents given the distance and my fear for putting my dog in the cargo compartment. My dog is like a son to me so this has been rather difficult. When I found out about Pet Airways I almost came to tears thinking that I could safely bring my dog to the west coast with me. I am so excited for Pet Airways.

Cyrus - Los Angeles
PET PARENT

THE BUZZ ABOUT THE NEW PET AIRWAYS, INC.

We had to send our dog away yesterday due to our 18 month old's asthma. But Pet Airways made it possible and enjoyable. My dog is a very sweet but sometimes timid golden retriever. They took excellent care of her,... answered ALL of my questions, and made sure she arrived safe and happy. We are hoping our dog will come home soon and I can't wait to send her on the plane again. We would never put her in Cargo. Thanks Pet airways for the wonderful care you gave us and for being in business.

Sandi
Pet Parent

Pet Airways thank you so much for taking such wonderful care of my Bulldog Bullwinkle last week! He flew from DC to LA because we were moving across country, and he seemed so happy when I picked him up at the airport - like he had just gone to doggie daycare! I can't thank you guys enough - it really eased my mind to know he was taken care of so well!

Amy
Pet Parent

My dog, Beemer and Scout were good pals from when I lived Denver. I moved back to Palm Springs. Sadly, over Thanksgiving 2009, Scout's owner died. The family asked if I would adopt Scout and reunite the "couple". Naturally I said, "Yes!" And, when discussing her travel plans, I insisted on using PETAIRWAYS. And, Scout was treated like royalty! All of the staff was awesome and I could tell that their #1 priority is the pet's safety and comfort. Love you PET AIRWAYS!

Robert
pet parent

Thanks Pet Airways. Can't say enough about your personal service and true concern for our beloved puppies. I have shipped many pups to families and you guys are by far the best!! My Australian labradoodles are in good hands.

Kristin
Pet Parent

stephanie milleris my name

stephanie miller
radio personality

> *Pet Airway just flew Brodie, a deaf AmBulldog from Chicago to Denver today. Brodie is a rescue dog going to a new forever home. The foster at the Chicago end said the check in counter was clean, the staff were friendly, and the pilot even allowed himself to get kissed by a large AmBulldog tongue. They even had a dog out in a play area, and seemed to rotate the dogs through. Thank you Pet Airway for a stress free trip for Brodie.*

Katrina
pet parent

Kathie Lee Gifford and Hoda Kotb Talk About Pet Airways

Uploaded by Pet Airways on 2016-06-01.
June 1, 2016 @ youtube.com

Paws Up! All-Pet Airline "Pet Airways" Hits Skies

Uploaded by Pet Airways on 2016-06-01.
June 1, 2016 @ youtube.com

Pet Airways en Univision

Que es Pet Airways? http://www.petairways.com
May 26, 2016 @ youtube.com

Jenna Wolfe on NBC's The Today Show

March 31, 2010 @ youtube.com

Pet Airways and SEAACA aid Chihuahuas

Vicky Hernandez and Kenneth Williams from SEAACA in Downing, CA share their happiness in partnering with Pet Airways to transport many Chihuahuas and small dogs to the Denver Dumb Friends League on Jan. 14, 2010. This is the 4th rescue
January 14, 2010 @ youtube.com

Paws Up: All-pet Airline Hits Skies

One trip for their Jack Russell terrier in a plane's cargo hold was enough to convince Alysa Binder and Dan Wiesel that owners needed a better option for pet travel. On Tuesday, the first-ever all-pet airline, took off from New York. (July 14)
July 15, 2009 @ youtube.com

Clayton Morris visits the brand new Pet Airways

Clayton Morris spent some time with the folks from Pet Airways to see how they run their operation.
July 10, 2009 @ youtube.com

Pet Airways Takes to the Skies

New airline offers safe travel for four-legged passengers.
July 9, 2009 @ youtube.com

Pet Airways' Pet Parents, Pawsengers & Pet Attendants

Pet Airways in Action






PetAirways




PetAirways






If you have any questions, don't hesitate to reach out to us at wecare@petairways.com

Meet the Founders



Dan Wiesel

CEO/Founder

I am a multi-talented serial entrepreneur with skills in many disciplines. I am very creative and like to solve problems, always finding ways to get things done. My mantra is: " A Day is a Week".



Alysa Binder

Chief Marketing Officer/Founder

Successful start-up consultant to multiple Silicon Valley startups. Built eBay's founding team.

Interview

– COLLAPSE ALL

WF: What is different about your business?

PETAIRWAYS: Pet Airways provides an alternative to putting pets in the confines of the cargo hold. Our pawsengers fly in the MAIN cabin of our aircraft. They are continuously monitored by our Pet Attendants who ensure that each pet is safe and comfortable throughout their journey. Our business is centered around the safe and comfortable transportation of pets. In everything we do, our pawsengers come first. We are a pet-only airline.

WF: Can people fly with their pets?

PETAIRWAYS: No, we only transport pets.

WF: How big is the market?

PETAIRWAYS: Although numbers are hard to come by, we estimate that 15 million pets travel by air each year in the U.S. Additionally, there are millions of Pet Parents that drive great distances to transport their pets so they dont have to put them in cargo.

WF: What cities will you fly to?

PETAIRWAYS: We intend to be in the 20 largest metropolitan areas. This means that we will be within a 2 hour drive of over 90% of all pets in the country.

WF: Do you fly your own planes?

PETAIRWAYS: Yes, we intend to own our own planes and have our own pilots.

WF: What do people say who have used your service?

PETAIRWAYS: Take a look at our website. We have posted just a few of the many many comments of happy pet owners. We flew over 9,000 pets in safety and comfort. 99.9% of our customers were thrilled with our service.

WF: What is your target goal?

PETAIRWAYS: Our initial goal is to fly 100,000 pets per year. It is not inconceivable that we can reach 500,000.

WF: How do you price your service?

PETAIRWAYS: The cost of a flight is based on how large the pet is and how far it is traveling. We take into consideration both dimensional size and weight of the pet.

WF: What are the qualifications for your pet staff?

PETAIRWAYS: First and foremost, the people we hire have to be crazy about pets. After that we try to hire mostly people that have years of experience with pets. Many of our staff are veterinary technicians and have worked in that capacity.

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RISKS

1 Limited Operating History; Limited Capital; Start-up Company

Although One Pet World, Inc has limited operating history, the business model and imputed experience of the Founders is based upon the previous entity know for the purpose of this offering as the "Old Pet Airways". The Old Pet Airways operated for approximately 2 years, flew over 9,000 pets successfully and reach a positive Gross Margin in its last quarter of operations. One Pet World has not established any revenues or operations that shall provide financial stability in the long term. And, there can be no assurance that

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

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